Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([*****]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

CONFIDENTIALITY AND POST-EMPLOYMENT AGREEMENT

A.    I have been hired by AmeriGas Propane, Inc., a Pennsylvania corporation which is the general partner of AmeriGas Propane, L.P., to work in the propane distribution business conducted by AmeriGas Partners, L.P. and their subsidiaries, partnerships, and affiliates (collectively “AmeriGas”).

B.    During the course of my employment, AmeriGas will put me in a position of trust and confidence by disclosing to me Confidential Information about its business and customers. In addition, AmeriGas will entrust me with its customer relationships and expect me to promote those relationships, as well as the goodwill that is associated with those customers and with the AmeriGas trade name/trademarks.

C.    Accordingly, in consideration for the commencement of my employment, I agree to the terms of this Confidentiality and Post-Employment Agreement as follows:

    1.    Recitals.
The recitals contained in the lettered paragraphs above are hereby incorporated and made a part of this Agreement.

    2.    Definitions.
a. The term “Confidential Information” includes, but is not limited to, information, whether in tangible or electronic form or otherwise, concerning business and marketing plans; past, present and prospective customer identities, lists, credit information and gas usage patterns; pricing and marketing policies and practices; financial information; acquisition and strategic plans; and other operating policies and practices. “Confidential Information” also includes all non-public information as defined under the Uniform Trade Secrets Act, the Defend Trade Secrets Act, and/or any similar state or federal law, but does not include information which is (i) generally known or readily available to the trade or public or which becomes so known or readily available other than through my own conduct or other individual acting in an unauthorized manner; (ii) known or possessed by me without restriction as to disclosure or use prior to its receipt in the course of my employment; or (iii) disclosed in any publication or other source from and after the time it becomes generally available to the public.

b.    The term “AmeriGas Customer” refers to any business or person who purchased propane or any other goods or services from an AmeriGas Location at which I worked or supported during the [*****] period prior to the termination of my employment or who solicited or was solicited by, or received a proposal from, an AmeriGas Location where I worked or supported to supply it with propane or any other goods or services during the [*****] period prior to the termination of my employment.

c.    The term “AmeriGas Location” shall include (i) district offices, superstores, sales and services centers, satellites, call centers, plants and other sites or offices owned, leased or operated by AmeriGas, its predecessors, subsidiaries or affiliates and (ii) district offices, superstores, sales and services centers, satellites, call centers, plants and all other sites or offices that are subsequently acquired, opened or operated by AmeriGas.

    3.    Confidential Information and AmeriGas Property.

a.    I will protect the Confidential Information of AmeriGas and its predecessors and affiliates from disclosure and will not, during or after my employment, divulge such Confidential Information or use it for the benefit of any person or entity not associated with AmeriGas.
b.    Upon separation of my employment or at any other time upon AmeriGas’ request for any reason, I will promptly deliver to AmeriGas all property belonging to AmeriGas, including cell phones, computers, thumb drives, CDs, computer disks, credit cards, automobiles, and keys, and all manuals, letters, notes, notebooks, price lists, customer lists, reports and copies thereof and all other materials of a confidential, privileged or proprietary nature relating to the Confidential Information which are in my possession or under my control, regardless of whether such records are in hard copy or electronically stored. I also agree not to retain any copies, duplications, reproductions or excerpts of any such materials. If I at any time transfer or store any Confidential Information on any personal electronic device or any personal non-removable magnetic media (for example, on a computer’s hard disk drive), or transfer, save or maintain any Confidential Information on any cloud or file sharing service or system (including but not limited to Dropbox), I agree that I will immediately upon separation from my employment and at any other time requested by AmeriGas, provide AmeriGas with a complete, true and accurate electronic copy of all such data and then at AmeriGas’ direction fully delete, appropriately remove and purge electronic copies of the same from my personal computer equipment, removable and non- removable magnetic media, other personal electronic devices, and any cloud or other file sharing service in a manner that is reasonably performed to effectively prevent the disclosure of any Confidential Information belonging to AmeriGas to any third party.
c.    Nothing in this Agreement is intended to prevent any disclosure made in confidence to a government official or attorney, either directly or indirectly, solely for the purpose of reporting or investigating a suspected violation of law or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
d.    I understand that my responsibility to protect AmeriGas’ Confidential Information is not in any way intended to interfere with, restrict, or impede me from exercising my rights to engage in any protected concerted activity with other employees concerning the terms and conditions of employment with AmeriGas, to engage in protected concerted activity for mutual aid or protection inside or outside of the workplace, or to participate in any other activities protected by the National Labor Relations Act.

    4.    Prohibited Activities.
For a period of [*****] after the separation of my employment with AmeriGas for any reason:
a.    I will not directly or indirectly solicit the business of any AmeriGas Customer;
b.    I will not directly or indirectly sell or provide propane or any other goods or services sold or provided by AmeriGas as of the date of the separation of my employment to any AmeriGas Customer of any AmeriGas Location where I worked during the [*****] period prior to the termination of my employment; and
c.    I will not employ, offer employment or induce or encourage any other person or entity to employ in any propane-related business, any employee of AmeriGas with whom I worked or who was employed at any AmeriGas Location where I worked during the [*****] period prior to the termination of my employment. Furthermore, I shall not induce or attempt to induce any employee to terminate his or her employment with AmeriGas.

    5.    Remedies.
a.    I understand that if I violate this Agreement, AmeriGas will suffer irreparable harm; therefore, in addition to any other remedies available to it, AmeriGas will be entitled to seek and obtain injunctive or equitable relief, including orders prohibiting violations of this Agreement. The limitations in this Agreement which apply for a period of [*****] after termination of employment shall be enforced from the date of the last breach or violation of the applicable restriction(s) up to [*****] after termination of employment. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the parties to this Agreement authorize it to be modified it to the extent necessary to make the provision enforceable.
b.    In any legal proceeding in which AmeriGas obtains injunctive or equitable relief or damages against me arising out of my violation of this Agreement, AmeriGas shall be entitled to recover from me its reasonable attorney’s fees and costs.
c.    The failure by AmeriGas to insist on my compliance with this Agreement or to enforce it in any particular circumstance will not constitute a waiver by AmeriGas of its rights to seek relief for any other subsequent breach of Agreement.

    6.    Additional Provisions.
a.    This Agreement shall continue to be in full force and effect without re-execution in the event that:
(i) I am employed by AmeriGas in another position or transferred to another AmeriGas Location; (ii) I take a leave of absence; or (iii) there are periods between active employments during which I do not perform services for AmeriGas.
b.    I have read and understood this Agreement, believe it to be reasonable and am signing it voluntarily. I recognize the terms of this Agreement will not preclude me from working for another propane company so long as I adhere to its terms and will not otherwise impose an unreasonable economic hardship on me. I further recognize that this Agreement may be enforced against me. I also understand that the execution of this Agreement is a requirement of my employment with AmeriGas and that AmeriGas will expect me to adhere strictly to the terms of this Agreement.
c.    I will disclose the existence of this Agreement to all of my prospective and actual employers. I authorize AmeriGas to disclose the existence of this Agreement and to provide a copy of this Agreement to any prospective or actual employer.
d.    The provisions of this Confidentiality and Post-Employment Agreement constitute the entire Agreement between myself and AmeriGas regarding AmeriGas’ Confidential Information and my post-employment obligations, which Agreement cannot be varied except in writing signed by me and the Vice President of Human Resources of AmeriGas Propane, Inc. Notwithstanding the foregoing, the provisions of this Agreement are in addition to, and not a limitation or substitution of, nor do they supersede the provisions of the Code of Business Conduct & Ethics, AmeriGas’ Employee Handbook or Human Resources Policies.
e.    This Agreement was, and shall be deemed to have been, made in the Commonwealth of Pennsylvania. This Agreement and all disputes or claims arising under or relating to this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its choice of law provisions.
f.    I hereby consent to AmeriGas’ assignment of this Agreement to any entity that acquires through purchase, merger or otherwise, all or a portion of the assets or stock of, any interest in AmeriGas Propane, Inc. and/or AmeriGas Partners, L.P., and their subsidiaries, partnerships and affiliates.

g.    I HEREBY WAIVE, TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, RIGHTS TO A JURY TRIAL OF ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING BASED ON OR ARISING OUT OF THIS AGREEMENT. I KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE JURY TRIAL RIGHTS.
h.    If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the parties to this Agreement authorize it to be modified it to the extent necessary to make the provision enforceable. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, such invalidity shall not impair the operation of or affect the remaining provisions hereof.

Employee:

Date: 12/18/2024                    /s/ Michael Sharp
                        Signature

                            Michael Sharp Jr.
                        Name of Employee (typed or printed)